                                                                    EXHIBIT 99.2

                        HALLMARK FINANCIAL SERVICES, INC.

                          Notice Of Guaranteed Delivery
                             For Rights Certificates

            This form, or one substantially  equivalent hereto,  must be used to exercise  Rights  pursuant to the  Offering  described in the  Prospectus  dated
_________,  2003 (the  "Prospectus")  of Hallmark  Financial  Services,  Inc., a
Nevada  corporation  (the  "Company"),  if a holder of Rights cannot deliver the certificate(s)  evidencing  the Rights  (the  "Rights  Certificate(s)"),  to the
Subscription Agent listed below (the  "Subscription  Agent") at or prior to 5:00
p.m., New York City time, on ______,  2003,  unless such time is extended by the
Company as described in the Prospectus (as it may be extended,  the  "Expiration
Date").  Such form must be delivered by hand or sent by facsimile  transmission, first class mail or overnight  courier to the  Subscription  Agent,  and must be received by the Subscription Agent on or prior to the Expiration Date.

            Payment of the  Subscription  Price for each share of the  Company's
Common Stock subscribed for upon exercise of such Rights must be received by the
Subscription  Agent in the manner specified in "The  Offering-Method of Payment"
in the  Prospectus  at or  prior  to 5:00  p.m.,  New  York  City  time,  on the
Expiration  Date even if the Rights  Certificate(s)  evidencing  such  Rights is
(are) being delivered pursuant to the Guaranteed Delivery Procedures thereof.

                           The Subscription Agent is:

                           __________________________
                           __________________________

                  By mail, by hand or by overnight courier to:

                           ____________________________
                         Attention: ___________________
                         ______________________________
                         ______________________________

               Facsimile Transmission: (___) ____________________
          Telephone Number for Information: (___) ____________________
          Telephone Number for Confirmation: (___)____________________

                          ----------------------------

            Delivery of this  instrument  to an address  other than as set forth above or  transmission  of this instrument via facsimile other than as set forth above does not constitute a valid delivery.

                                       1

            If you have any questions or require  additional  copies of relevant documents, please contact the Information Agent, ____________________, at:

                              ____________________
                              ____________________
                              ____________________
                          E-mail: ____________________

                       Telephone Numbers for Information:
               Stockholders, Please Call: ( ) ____________________
        Banks and Brokerage Firms, Please Call: ( ) ____________________
                             _______________________

                                       2

Ladies and Gentlemen:

            The undersigned hereby represents that the undersigned is the holder of Rights  Certificate(s)  representing  _________  Rights and that such  Rights
Certificate(s)  cannot be delivered to the Subscription  Agent at or before 5:00
p.m., New York City time, on the Expiration  Date. Upon the terms and subject to the  conditions  set  forth  in the  Prospectus,  receipt  of  which  is  hereby
acknowledged,   the  undersigned   hereby  elects  to  exercise  (i)  the  Basic
Subscription  Privilege to subscribe  for _______  share(s) of Common Stock with respect to each of the Rights represented by such Rights Certificate(s) and (ii)
the  Over-Subscription  Privilege  relating to such  Rights,  to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares") are available  therefor,  for an aggregate of up to ________ Excess Shares,  subject to availability  and pro-ration as described in the Prospectus.

            The undersigned  understands that payment of the Subscription  Price for each share of Common Stock subscribed for pursuant to the Basic Subscription
Privilege  and  the   Over-Subscription   Privilege  must  be  received  by  the
Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration
Date and represents that such payment,  in the aggregate  amount of $ __________
either (check appropriate box):

            / /  is being delivered to the Subscription Agent herewith; or

            / /  has been delivered  separately to the Subscription Agent in the manner set forth  below  (check  appropriate  box and  complete information relating thereto):

                 / /   Wire transfer of funds
                       Name of transferor institution: ________________________
                       Date of transfer: ______________________________________
                       Confirmation number (if available): ____________________

                 / /   Uncertified check: (Payment by uncertified check will not
                       be deemed to have been received by the Subscription Agent
                       until  such  check has  cleared.  Holders  paying by such
                       means are urged to make payment  sufficiently  in advance
                       of the Expiration Date to ensure that such payment clears
                       by such date.)

                 / /   Certified check

                 / /   Bank draft (cashier's check)

                 / /   Money Order

Signature(s) _________________________          Address ________________________
______________________________________          ________________________________
Name(s) ____________________________            ________________________________
___________________________________             Area Code and Tel. No(s).

Rights Certificate No(s). (if available)  ______________________________________

                                       3

                              Guarantee of Delivery
           (Not To Be Used For Rights Certificate Signature Guarantee)

            The undersigned,  a member firm of a registered  national securities exchange or of the  National  Association  of  Securities  Dealers,  Inc.,  or a
commercial bank or trust company having an office or correspondent in the United
States,  or a bank,  stockbroker,  savings and loan  association or credit union with membership in an approved signature guarantee  medallion program,  pursuant to Rule 17Ad-15 of the Securities  Exchange Act of 1934, as amended,  guarantees that the undersigned  will deliver to the  Subscription  Agent the  certificates representing  the Rights being  exercised  hereby,  with any required  signature guarantee and any other required  documents,  all within three (3) business days after the date hereof.

_______________________________________         Dated: _________________________
_______________________________________         ________________________________
            (Address)                                  (Name of Firm)

_______________________________________         ________________________________
    (Area Code and Telephone Number)                (Authorized Signature)

            The  institution  that  completes  this  form must  communicate  the guarantee to the Subscription  Agent and must deliver the Rights  Certificate(s)
to the  Subscription  Agent  within the time period shown in the  Prospectus  of
Hallmark  Financial  Services,  Inc., dated ____,  2003.  Failure to do so could result in a financial loss to such institution.

                                       4